                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

[FAIRCHILD SEMICONDUCTOR
LETTERHEAD]
                                                FAIRCHILD SEMICONDUCTOR
                                                INTERNATIONAL, INC.
                                                82 Running Hill Road
                                                South Portland, ME 04106

March 25, 2002

Fellow stockholder:

On behalf of your board of directors, I am pleased to invite you to attend the 2002 annual meeting of stockholders of Fairchild Semiconductor International, Inc.

The notice of annual meeting, proxy statement and proxy card included with this letter describe the business to be conducted at the meeting, including the election of directors. In addition to me, the board of directors has nominated Joseph R. Martin, Charles P. Carinalli, Richard M. Cashin, Jr., Charles M. Clough, William T. Comfort III, Paul C. Schorr IV, Ronald W. Shelly and William
N. Stout for re-election to the board.

This year, we are sending you our annual report on SEC Form 10-K with this proxy statement instead of our usual full-color annual report. The Form 10-K, which is filed by public companies each year with the Securities and Exchange Commission, includes our audited 2001 financial statements and other disclosures that, in the past, have been included in the color annual report, plus additional information about our company. In addition, the enclosed Summary Report highlights our business strategy and some of our achievements last year. This approach costs less overall and provides stockholders with more information about the company.

It is important that your shares be represented and voted at the annual meeting. Even if you are planning to attend the meeting in person, please fill in, sign, date and mail the proxy card in the enclosed, postage-paid envelope as soon as possible to ensure your votes are represented. If your shares are held in a brokerage or similar account, you can vote by telephone or on the Internet (see the proxy card for more information). In any case, the proxy is revocable and will not affect your right to vote at the meeting if you do attend.

We look forward to seeing you at the meeting.

Yours very truly,

/s/ Kirk P. Pond
Kirk P. Pond
Chairman, President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

TIME..........................   9:30 a.m., Wednesday, May 8, 2002

PLACE.........................   Fairchild Semiconductor International, Inc.
                                 World Wide Headquarters
                                 82 Running Hill Road
                                 South Portland, Maine

ITEMS OF BUSINESS.............   1. Elect directors.

                                 2. Attend to such other business as may
                                    properly come before the meeting or any
                                    postponement or adjournment of the meeting.

RECORD DATE...................   Stockholders of our common stock of record as
                                 of the close of business on March 12, 2002 are entitled to receive this notice and to vote at the meeting.

HOW TO VOTE...................   You can attend the meeting in person or you can
                                 fill in, sign, date and mail the proxy card included with this notice and attached proxy statement. You can vote by telephone or on the Internet if your shares are held by a bank or broker. See the proxy card for more information.

IMPORTANT.....................   WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT,
                                 PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE IN
                                 ORDER TO AVOID ADDITIONAL SOLICITING EXPENSE TO
                                 THE COMPANY. THE PROXY IS REVOCABLE AND WILL
                                 NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE
                                 EVENT YOU FIND IT CONVENIENT TO ATTEND THE
                                 MEETING.

                                          By order of the board of directors,

                                          /s/ Daniel E. Boxer
                                          Daniel E. Boxer
                                          Executive Vice President,
                                          General Counsel and Secretary
82 Running Hill Road
South Portland, ME 04106

March 25, 2002

                                PROXY STATEMENT

                               TABLE OF CONTENTS

GENERAL INFORMATION.........................................    1
  Revocability of Proxy.....................................    1
  Voting at the Annual Meeting..............................    1
PROPOSALS TO BE VOTED ON AT THE MEETING.....................    2
     1. Election of Directors...............................    2
     2. Other business......................................    4
BOARD MEETINGS AND COMMITTEES...............................    4
  Report of the Audit Committee.............................    5
DIRECTOR COMPENSATION.......................................    5
EXECUTIVE COMPENSATION......................................    6
  Summary Compensation Table................................    6
  Options Granted in Last Fiscal Year.......................    7
  Option Values at End of Last Fiscal Year..................    8
  Report of the Compensation Committee......................    8
  Employment Agreements.....................................   10
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS........   11
STOCK OWNERSHIP BY 5% STOCKHOLDERS, DIRECTORS AND CERTAIN
  EXECUTIVE OFFICERS........................................   12
STOCKHOLDER RETURN PERFORMANCE..............................   14
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................   14
INDEPENDENT PUBLIC AUDITORS.................................   14
2003 STOCKHOLDER PROPOSALS..................................   15

[FAIRCHILD SEMICONDUCTOR
LETTERHEAD]
                                                FAIRCHILD SEMICONDUCTOR
                                                INTERNATIONAL, INC.
                                                82 Running Hill Road
                                                South Portland, ME 04106

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2002

                                PROXY STATEMENT

GENERAL INFORMATION

     Fairchild Semiconductor International, Inc., on behalf of its board of directors, is sending you this proxy statement and the enclosed proxy card in connection with the company's annual meeting of stockholders on May 8, 2002 and any adjournments of the meeting. Because the board is soliciting your proxy to vote your shares of Fairchild stock at the annual meeting, the company is required by law to provide you with the information in this proxy statement. The company's annual report on Form 10-K, including financial statements, accompanies this proxy statement but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy card and this proxy statement are being mailed to stockholders on or about March 25, 2002.

     The board of directors solicits proxies to provide each stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. If you return the enclosed proxy card, or vote by telephone or on the Internet (if your shares are held by a bank or broker), your shares will be voted by the proxy holders named on the proxy card in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If you sign and return the proxy card without specifying choices, your shares will be voted as recommended by the board of directors.

     The company is paying all costs to prepare, assemble and mail the notice of annual meeting, proxy statement and proxy card. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the company, without additional compensation, in person or by telephone or other electronic means. In addition, the company has retained Georgeson Shareholder to assist in the distribution of proxy materials and the solicitation of proxies, for a fee of $6,000 plus out-of-pocket expenses and additional fees for follow-up contacts. Fairchild Semiconductor will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the company's common stock.

YOUR PROXY CAN BE REVOKED

     Signing and returning the proxy card will not affect your right to attend the annual meeting and vote in person. If you do attend, you may, if you wish, vote by ballot at the meeting, which would cancel any proxies previously given. In addition, you can revoke your proxy at any time before your shares are voted at the meeting by filing with the secretary of the company any instrument revoking it, or by filing with the company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING

     Who May Vote. Only holders of shares of Fairchild Semiconductor International common stock (which we refer to throughout this proxy statement as our common stock) of record at the close of business on March 12, 2002 are entitled to receive notice of, and to vote at, the annual meeting. On that date there were 100,428,121 shares of common stock outstanding. The holders of a majority of the shares of common stock entitled to vote must be present in person or by proxy at the annual meeting to constitute a quorum for the purpose of transacting business at the meeting.

     Voting Rights of Stockholders. In the election of directors, stockholders have cumulative voting rights. Accordingly, each stockholder is entitled to as many votes as equals the number of shares of common stock held by that stockholder on the record date multiplied by the number of directors to be elected. Each stockholder may cast all of his or her votes for a single candidate or may distribute them among two or more candidates as he or she sees fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights. In all matters other than the election of directors, stockholders are entitled to one vote for each share of common stock held.

     Votes Required to Approve Proposals. In the election of directors, the candidates who receive the most votes will be elected to the available positions on the board. If you return a signed proxy card or attend the meeting, but choose in either case to abstain from voting, you will be considered present at the meeting and not voting in favor of that proposal. Because directors are elected by a plurality of votes, abstentions do not have an impact on their election.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present.

                     PROPOSAL TO BE VOTED ON AT THE MEETING

1. ELECTION OF DIRECTORS.

     Kirk P. Pond, Joseph R. Martin, Charles P. Carinalli, Richard M. Cashin, Jr., Charles M. Clough, William T. Comfort III, Paul C. Schorr IV, Ronald W. Shelly and William N. Stout, each of whom is currently serving as a director and whose term is scheduled to expire at the 2002 annual meeting, have been nominated for re-election for one-year terms or until their successors have been qualified and elected. In February 2002, the board of directors increased the size of the board to nine from eight positions, and elected Charles P. Carinalli to fill the vacancy created as a result. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the nine nominees for director listed above. Each nominee has consented to his nomination and, so far as the board of directors and management are aware, will serve as a director if elected. However, if any nominee becomes unavailable prior to the election, the shares represented by proxies may be voted for the election of other persons as the board of directors may recommend. The persons named on the proxy card will have discretionary authority to vote proxies cumulatively in the election of directors.

     Information follows about the directors nominated for election.

KIRK P. POND, AGE 57, CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

     Mr. Pond became a director in March 1997 and has been President of Fairchild Semiconductor since June 1996. He has 30 years of experience in the semiconductor industry. Since 1987, Mr. Pond had held several executive positions with National Semiconductor, most recently Executive Vice President and Chief Operating Officer. Prior executive management positions were with Fairchild Semiconductor Corporation, Texas Instruments and Timex Corporation.

JOSEPH R. MARTIN, AGE 54, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER.

     Mr. Martin became a director in March 1997 and has been Executive Vice President and Chief Financial Officer of Fairchild Semiconductor since June 1996. He has 23 years of experience in the semiconductor industry. Mr. Martin had held several senior financial positions with National Semiconductor since 1989, most recently as Vice President of Finance, Worldwide Operations. Prior to joining National Semiconductor, Mr. Martin was Senior Vice President and Chief Financial Officer of VTC Incorporated.

CHARLES P. CARINALLI, AGE 53, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ADAPTIVE SILICON INC.

     Mr. Carinalli became a director in February 2002. He has over 30 years of experience in the semiconductor industry. Since 1999 he has been Chairman and Chief Executive Officer of Adaptive Silicon

Inc. From 1996 to 1999 he was President and CEO of Wavespan Corporation. He previously worked in several management and executive positions with National Semiconductor Corporation from 1970 to 1996, including as Senior Vice President and Chief Technical Officer from 1992 to 1996. Mr. Carinalli is a director of Extreme Networks, Clearwater Networks, Resonext Communications, TeraBlaze and Z-Force Communications.

RICHARD M. CASHIN, JR., AGE 48, CHAIRMAN, ONE EQUITY PARTNERS.

     Mr. Cashin became a director in March 1997. Since April 2001, Mr. Cashin has been the Chairman of One Equity Partners, the private equity group of Bank One. From April 2000, he was a principal of Cashin Capital Partners, a private equity investment firm. From 1980 to 2000, Mr. Cashin was employed by Citicorp Venture Capital Ltd., where he was President from 1994 to 2000. Mr. Cashin is a director of Delco Remy International, Gerber Childrenswear and Titan Wheel International.

CHARLES M. CLOUGH, AGE 73, FORMER CEO AND CHAIRMAN, WYLE ELECTRONICS.

     Mr. Clough became a director in January 2001. Until his retirement in 1995, he was employed by Wyle Electronics where he served as Chief Executive Officer and Chairman of the Board. Prior to joining Wyle Electronics, Mr. Clough served 27 years with Texas Instruments, most recently as Vice President. He is a director of Altera Corporation.

WILLIAM T. COMFORT III, AGE 35, CONSULTANT TO CITIGROUP VENTURE CAPITAL EQUITY PARTNERS.

     Mr. Comfort became a director in April 2001. He became a consultant to Citigroup Venture Capital Equity Partners in 2000. Mr. Comfort was previously a director of CVC Capital Partners Ltd. from 1995 to 2000. He is a director of Ergo Science Corp.

PAUL C. SCHORR IV, AGE 34, MANAGING DIRECTOR, CITIGROUP VENTURE CAPITAL EQUITY PARTNERS.

     Mr. Schorr became a director in March 1997. He has been employed by Citigroup Venture Capital Equity Partners since 1996, where he was a Vice President until being named a Managing Director in January 2000. Prior to joining Citigroup Venture Capital Equity Partners, Mr. Schorr was employed by McKinsey & Company, Inc. from 1993 to 1996 as an associate and then as an engagement manager. He is a director of KEMET Corporation, AMI Semiconductor and ChipPAC Inc.

RONALD W. SHELLY, AGE 58, FORMER PRESIDENT, SOLECTRON TEXAS.

     Mr. Shelly became a director in June 1998. Until 1999, he was employed by Solectron Texas, an electronic manufacturing services company, where he served as its President from April 1996 until his retirement. Mr. Shelly has more than 30 years experience in the semiconductor industry. Prior to joining Solectron, he was employed by Texas Instruments for 30 years, most recently as Executive Vice President of Custom Manufacturing Services. He is a director of Symtx.

WILLIAM N. STOUT, AGE 63, FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER, STERLING HOLDING COMPANY.

     Mr. Stout became a director in March 1997. He was Chairman and Chief Executive Officer of Sterling Holding Company, an affiliate of Citigroup Venture Capital Equity Partners, and Sterling's subsidiaries from 1988 until 2002. He is currently a director of Sterling Holding Company, which is engaged, through subsidiaries including Trompeter Electronics Inc. and Semflex, Inc. in the manufacture and sale of coaxial connectors, coaxial cable and coaxial cable assemblies. From 1985 to 1988, Mr. Stout was a private investor and consultant. From 1979 to 1985, Mr. Stout was President and Chief Executive Officer of Lundy Electronics & Systems, which manufactured electronic products and systems.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION TO THE BOARD OF DIRECTORS OF MESSRS. POND, MARTIN, CARINALLI, CASHIN, CLOUGH, COMFORT, SCHORR, SHELLY AND STOUT.

2. OTHER BUSINESS

     The board of directors is not aware of any other business to be presented at the 2002 annual meeting of stockholders. If any other matter should properly come before the annual meeting, however, the enclosed proxy confers discretionary authority with respect to such matter.

                         BOARD MEETINGS AND COMMITTEES

     The board of directors held 12 meetings during 2001. All of the directors who were members of the board during 2001 except Mr. Cashin attended 75% or more of the meetings of the board of directors and the committees of the board on which they served during 2001. Mr. Carinalli became a member of the board in February 2002.

     The board of directors currently has three standing committees -- the compensation committee, the audit committee and the nominating committee.

     Compensation Committee. The compensation committee reviews and recommends actions to the board of directors on such matters as salary and other compensation of officers and the administration of certain benefit plans. The compensation committee also has the authority to administer, grant and award stock and stock options under the company's stock option and employee stock purchase plans. The current chairman of the compensation committee is Mr. Schorr and its other current members are Mr. Shelly and Mr. Stout. The compensation committee held four meetings in 2001.

     Audit Committee. The audit committee meets with management, the company's independent auditors and its internal auditors to consider the adequacy of the company's internal controls and other financial reporting matters. The audit committee recommends to the board of directors the engagement of the company's independent auditors, discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. The audit committee held five meetings during 2001. Up to and including the 2001 audit cycle, including the audit committee report included in this proxy statement, Mr. Shelly has been the chairman of the audit committee and its other members have been Mr. Cashin and Mr. Clough. For 2002, the members of the audit committee will be Mr. Carinalli, Mr. Cashin, Mr. Clough and Mr. Stout.

     Nominating Committee. The nominating committee is generally responsible for making recommendations to the board regarding nominees for election to the board, compensation of the board and the organization and responsibilities of board committees, and for reviewing the general responsibilities and functions of the board. Any stockholder who wishes to recommend a prospective board nominee for the committee to consider can write to the Corporate Secretary, Fairchild Semiconductor International, Inc., 82 Running Hill Road, South Portland, Maine 04106. The current members of the nominating committee are Mr. Carinalli, Mr. Clough, Mr. Comfort and Mr. Shelly.

     Effective January 31, 2000, the Securities and Exchange Commission (SEC) adopted new rules relating to companies' disclosure about their audit committees. Based in large part on recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, the new rules require that, for all votes of stockholders occurring after December 15, 2000, the proxy statement must contain a report of the audit committee addressing several matters identified in the rules. The report of Fairchild Semiconductor's audit committee follows this paragraph. In 2000, the board of directors adopted a written charter for the audit committee. The company's audit committee currently consists of three members and, for 2002, will consist of four members, each of whom is independent from the company and its management as independence is defined in the New York Stock Exchange rules.

REPORT OF THE AUDIT COMMITTEE

     In accordance with the audit committee charter, the audit committee reviews the company's financial reporting process on behalf of the board. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the company's 2001 annual report on SEC Form 10-K with the company's management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the audit committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The audit committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the committee has discussed with the independent auditors the auditors' independence from the company and its management, including the matters in the written disclosures and letter which were received by the committee from the independent auditors as required by Independence Standard Board No. 1, Independence Discussions with Audit Committees, as amended. The audit committee also considered whether the independent auditors' provision of non-audit services to the company is compatible with the auditors' independence.

     Based on the reviews and discussions referred to above, the committee recommends to the board that the audited financial statements be included in the company's annual report on SEC Form 10-K for the year ended December 30, 2001.

                                          AUDIT COMMITTEE

                                          RONALD W. SHELLY, Chairman
                                          RICHARD M. CASHIN, JR.
                                          CHARLES M. CLOUGH

                             DIRECTOR COMPENSATION

     Non-employee directors receive $20,000 per year for service on the board of directors, plus $1,500 for meetings of the board attended in person and $500 for meetings attended by teleconference. Under the company's director option program, non-employee directors receive a grant of options to purchase 20,000 shares of common stock upon their first election to the board, which options are fully vested upon grant, and annual grants of options to purchase 15,000 shares of common stock, which options vest one year following grant. All such options have exercise prices equal to the fair market value of the underlying shares on the grant date. Messrs. Pond and Martin, who are employees of the company, do not receive any fees or additional compensation or stock options for service as members of the board. All directors are reimbursed for expenses incurred in attending board meetings. In addition to the foregoing, committee chairs are paid an additional retainer of $3,000 per year. Also, based upon a recommendation of independent consultants in 2001, annual cash compensation for board members will be increased to $25,000 and the meeting compensation to $2,000 at such time as employee pay cuts instituted in 2001 are restored.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation received by our chief executive officer and certain other executive officers of the company during 2001.

SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                     COMPENSATION(4)
                                                                                     ---------------
                                            ANNUAL COMPENSATION                         NUMBER OF
                                 FISCAL    ---------------------    OTHER ANNUAL      STOCK OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS(2)    COMPENSATION(3)     (IN SHARES)     COMPENSATION(5)
---------------------------      -------   --------   ----------   ---------------   ---------------   ---------------
Kirk P. Pond...................  2001      $634,615   $        0     $  108,507           440,000        $   42,957
  Chairman of the Board of       2000       648,462    1,188,000            547         1,058,202            55,074
  Directors, President and       1999S(1)   351,922      630,000      2,870,493           200,000            26,422
  Chief Executive Officer        1999       450,008      297,000      3,559,453                 0            40,321


Joseph R. Martin...............  2001       384,616            0         45,548           264,000            36,791
  Executive Vice President and   2000       392,308      560,000          2,758           634,921            43,025
  Chief Financial Officer and    1999S(1)   210,581      273,000      1,406,446           100,000            22,355
  Director                       1999       284,600      128,700      1,779,730                 0            36,363

Daniel E. Boxer................  2001       355,769            0         61,318           132,000            15,701
  Executive Vice President and   2000       362,308      444,000          7,476           317,461            17,848
  Chief Administrative Officer,  1999S(1)   192,500      231,000        578,964            75,000            10,298
  General Counsel and Secretary  1999       275,002      108,900        732,627                 0            18,723

Stephen C. Sherman.............  2001       334,615            0              0            50,000         1,453,592
  Senior Vice President,         2000       203,316      401,222              0            75,000                 0
  Optoelectronics Products(6)

Keith Jackson..................  2001       307,692            0            288            70,000            10,349
  Executive Vice President and   2000       307,692      320,000            392           158,731            16,240
  General Manager, Analog and    1999S(1)   174,038      175,000        114,455            50,000             8,454
  Mixed Signal Products Group    1999       275,002       82,500        151,380                 0             8,091
  Mixed Signal and Non-Volatile
  Memory Products Group

John M. Watkins, Jr............  2001       277,644            0          1,039            35,000            10,024
  Senior Vice President and      2000       248,558      200,508      1,040,610            75,000            12,530
  Chief Information Officer(6)

---------------
(1) Beginning in 2000, the company changed its fiscal year-end from the end of May to the end of December. The last full fiscal year under the old accounting calendar was the year ended May 30, 1999. The first full fiscal year under the new accounting calendar was the year ended December 31, 2000. The intervening seven-month transition period, which began May 31, 1999 and ended December 26, 1999, is referred to as "Stub Year 1999" and in the table above as "1999S." Amounts shown for Stub Year 1999 reflect compensation paid or earned from May 31, 1999 to December 26, 1999. Base salaries reported for that period reflect annual salaries as follows: $600,000 for Mr. Pond, $360,000 for Mr. Martin, $330,000 for Mr. Boxer and $300,000 for Mr. Jackson.

(2) Reflects bonuses earned based on the company's financial performance in the respective years but paid in the following year.

(3) Amounts shown for fiscal year 1999 reflect compensation resulting from the lapse of risks of forfeiture by our executive officers with respect to their stock in our company. As a result of the lapse of the risk of forfeiture, each executive had individual income tax liabilities. Loans of $1,686,164 to Mr. Pond, $843,094 to Mr. Martin, $347,060 to Mr. Boxer and $70,340 to Mr. Jackson were made by Fairchild International to discharge their individual tax liabilities in June 1998. These loans accrued interest at 6% per year. The loans, together with accrued interest, were cancelled in connection with the completion of our initial public offering on August 9, 1999, resulting in compensation income (including gross-ups for resulting income taxes paid by Fairchild International) for each executive officer equal to the respective amounts reported for Stub Year 1999, except for Mr. Pond, who received $2,812,885 in such income and $57,608 in other compensation. See "Certain Relationships and Related-Party Transactions" below. Amount shown for 2000 for Mr. Watkins consists of the value of 30,000 shares of restricted common stock granted in connection with Mr. Watkins' employment with the company. Amounts shown for 2001 for Mr. Pond, Mr. Martin and Mr. Boxer include the value of perquisites, including $41,580, $21,482 and $23,365, respectively, for automobile expenses. All other amounts in this column reflect foreign taxes paid on behalf of the executive officers.

(4) For years other than 2000, reflects options granted under the Restated Stock Option Plan. See "Options Granted in Last Fiscal Year" below. For 2000, reflects options granted under the 2000 Executive Stock Option Plan, which grants were cancelled in August 2001 in accordance with an option cancellation and replacement program. See "Option Values at End of Last Fiscal Year -- Option Cancellation and Replacement Program" below. The value of a restricted stock award of 30,000 shares of common stock made to Mr. Watkins in connection with his employment with the company in 2000 is indicated in the column headed "Other Annual Compensation."

(5) Amounts shown reflect contributions and allocations to defined contribution retirement plans and the value of insurance premiums for term life insurance and disability insurance. Amount shown for Mr. Sherman in 2001 also includes amounts accrued to forgive a loan in connection with Mr. Sherman's termination of employment. See "Certain Relationships and Related-Party Transactions" below.

(6) Joined the company in 2000.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to the executive officers named in the Summary Compensation Table during 2001.

                                                                               POTENTIAL REALIZABLE VALUE
                                      PERCENTAGE OF                              AT ASSUMED ANNUAL RATES
                         NUMBER OF     ALL OPTIONS                             OF STOCK PRICE APPRECIATION
                         SECURITIES   GRANTED TO ALL                               FOR OPTION TERM(2)
                         UNDERLYING    EMPLOYEES IN    EXERCISE   EXPIRATION   ---------------------------
                         OPTIONS(1)        2000         PRICE        DATE           5%            10%
                         ----------   --------------   --------   ----------   ------------   ------------
Kirk P. Pond...........    440,000          6.8%        $15.19     2/14/11     $ 4,203,280    $10,651,937
Joseph R. Martin.......    264,000          4.1%        $15.19     2/14/11       2,521,968      6,391,162
Daniel E. Boxer........    132,000          2.0%        $15.19     2/14/11       1,260,984      3,195,581
Stephen C. Sherman.....     50,000          0.8%        $15.19     2/14/11         477,645      1,210,447
Keith Jackson..........     70,000          1.1%        $15.19     2/14/11         668,704      1,694,626
John M. Watkins,
  Jr. .................     35,000          0.5%        $15.19     2/14/11         334,352        847,313

---------------
(1) Options vest in three installments of 25%, 37.5% and 37.5%, respectively, on the first three anniversaries of the grant date of February 13, 2001, or upon retirement after March 11, 2003 in the cases of Messrs. Pond, Martin and Boxer, as provided in their employment agreements. See "Employment Agreements" below.

(2) Reflects net pre-tax gains which would be recognized at the end of the option's ten-year term if an executive remained employed for the full option term and exercised all of his options on the last day of the term and our stock price had grown over that term at the 5% and 10% assumed annual growth rates set by the Securities and Exchange Commission. Amounts shown are not intended to forecast future appreciation in the price of the company's common stock.

OPTION VALUES AT END OF LAST FISCAL YEAR

     The following table sets forth information regarding the number and value of stock options held at the end of 2001 by the executive officers named in the Summary Compensation Table.

                                                     NUMBER OF SECURITIES              NET VALUE OF
                                                    UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                      OPTIONS AT YEAR-END         OPTIONS AT YEAR-END(1)
                                                  ---------------------------   ---------------------------
                                                  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                  -----------   -------------   -----------   -------------
Kirk P. Pond....................................    160,000        480,000      $1,440,000     $5,776,400
Joseph R. Martin................................     60,000        284,000         540,000      3,429,840
Daniel E. Boxer.................................     60,000        147,000         540,000      1,759,920
Stephen C. Sherman..............................      6,250        143,750              --        615,500
Keith Jackson...................................    240,000         80,000       5,835,000        951,700
John M. Watkins, Jr. ...........................     20,000         65,000              --        430,850

---------------
(1) Reflects net pre-tax amounts determined by subtracting the exercise price from $27.50 per share, the fair market value of our common stock on the last trading day of 2001. Does not include the value of options cancelled in August 2001 under the cancellation and replacement program described below, or the value of replacement grants made under that program in February 2002 in exchange for the cancelled options.

     Option Cancellation and Replacement Program. On August 13, 2001, the company and each of the executive officers who received grants under the 2000 Executive Stock Option Plan and who would remain an executive officer at the end of 2001, including Messrs. Pond, Martin, Boxer, Jackson and Watkins, agreed to cancel their grants of options under that plan in exchange for grants, to be made at a later date, of replacement options to purchase 55% of the number shares underlying the cancelled options. The program was voluntary, but an executive officer's agreement to cancel options was not revocable by the officer after the cancellation date. In order to save compensation expense to the company, the executive officers and the company agreed that the replacement grants could not be made for at least six months and one day after the cancellation date. The agreements provided that the replacement options would have an exercise price equal to the fair market value of the company's common stock on the replacement grant date, which exercise price could be lower or higher than the exercise price of the cancelled options. In addition, the agreements provided that if the executive officer's employment with the company were to be terminated for any reason prior to the replacement grant date, he would not receive replacement options and the cancelled options would not be reinstated. The program is not expected to result in compensation expense to the company. The cancelled options, which were originally granted on May 16, 2000, all had exercise prices of $42.75 per share and were to have vested in full on May 16, 2005, or earlier, in installments, if the trading price of our common stock had achieved certain pre-established targets. In total, options to purchase 2,720,509 shares were cancelled by our executive officers, including 1,058,202 by Mr. Pond, 634,921 by Mr. Martin, 317,461 by Mr. Boxer, 158,731 by
Mr. Jackson and 75,000 by Mr. Watkins. On February 22, 2002, the company granted replacement options to purchase a total of 1,496,280 shares of common stock to the executive officers who had cancelled options, including 582,011 to Mr. Pond, 349,207 to Mr. Martin, 174,604 to Mr. Boxer, 87,302 to Mr. Jackson and 41,250 to Mr. Watkins. All replacement options have an exercise price of $23.80 per share and will vest in full on May 16, 2005 or earlier if the trading price of our common stock reaches certain pre-established targets. The replacement grants to Messrs. Pond, Martin and Boxer would vest in full upon their retirement after March 11, 2003, in accordance with their employment agreements. See "Employment Agreements" below.

REPORT OF THE COMPENSATION COMMITTEE

     The role of the compensation committee of the board of directors is to establish, recommend, oversee and direct the company's executive compensation policies and programs and to recommend to the board of directors compensation for executive officers. In carrying out this role, we believe it is important to align executive compensation with company values and objectives, business strategies, management initiatives, business financial performance and increased stockholder value.

     The following is a summary of policies which the committee analyzed in determining the compensation for the officers of the company in 2001. The committee has followed the same general policies in determining the compensation for the officers of the company in 2002.

     Compensation Philosophy. The committee intends to apply a consistent philosophy to compensation for all employees, including executive officers, which is based on the premise that the achievements of the company result from the coordinated efforts of all individuals working toward common objectives. The company strives to achieve those objectives by meeting the expectations of customers and stockholders.

     Under the supervision of the compensation committee, the company has developed a compensation policy that is designed to:

        1. Attract and retain qualified senior executives, especially those who have been key to the company's success to date;

        2. Reward executives for actions that result in the long-term enhancement of stockholder value; and

        3. Reward results with respect to the financial and operational goals of the company.

     The guiding principle of the committee is to establish a compensation program that aligns executive compensation with the company's objectives and business strategies as well as with operational and financial performance. Accordingly, each executive officer's compensation package is comprised of three elements: (a) base salary which reflects an individual's responsibilities, performance and expertise and is designed to be competitive with salary levels in effect at high-technology companies of the same size; (b) annual cash bonuses tied to the company's achievement of specified financial goals; and (c) stock options which strengthen the alignment of interests between the executive officers and the company's stockholders.

     Base Salary. The company establishes salaries for the chief executive officer and other officers on the basis of personal performance, consultation with executive compensation experts and by reviewing available data, including published salary surveys and data from information filed with the SEC regarding compensation of officers of comparably sized semiconductor and high-technology companies. The committee has reviewed the base salaries of the executive officers for 2001 and is of the opinion that such salaries are in line with those paid by comparable high-technology companies.

     Annual Cash Bonuses. Under the company's Executive Officer Incentive Plan, executive officers can earn an annual bonus of between 40% and 90% of base salary (the "target amount") if the company achieves target financial performance goals established for each fiscal year. Exceeding the financial targets can result in bonuses of up to 200% of the target amount.

     Stock Options. The company grants stock options to provide long-term incentives for executive officers. Option grants are designed to align the interests of executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner and to remain employed by the company. The number of shares subject to each option grant is based on the officer's level of responsibility and relative position within the company as well as a review of grants to similar executives in similar positions in comparable companies. The compensation committee participated in the development and adoption of the option cancellation and replacement program discussed above, which was designed to realign incentives to members of the management team in light of the fact that prior option grants under the 2000 Executive Stock Option Plan were made at a time when the company's stock price was near its highest levels. As a result, the exercise price of options granted under the plan were significantly higher than the current trading price of the company's common stock. Under the program, executives who voluntarily agreed to cancel options on August 13, 2001 received options to purchase 55% of the number of options cancelled on February 22, 2002. The program is not expected to result in compensation expense to the company. Based on its review of similar programs offered to executives of high-technology companies to retain employees under similar circumstances, as well as the reports and analysis of independent executive compensation consultants, the committee believes the terms of the cancellation and replacement option program and the grants made under that program, were reasonable and in line with long-term incentives of comparable high-technology companies under similar circumstances. Options granted under 2000 Executive

Stock Option Plan and the cancellation and replacement program are subject to accelerated vesting if the company's common stock achieves and maintains per share price targets established in the terms of the option grants. Accordingly, the options are designed to provide a return to the executive officer to the extent the market price of the company's common stock appreciates during the option term.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance-based" compensation. In determining executive compensation, the compensation committee considers, among other factors, the possible tax consequences to the company and to the executives. However, tax consequences, including but not limited to tax deductibility by the company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the compensation committee or the company. In addition, the compensation committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the compensation committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The compensation committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

     Conclusion. The committee believes it has designed a compensation program that is competitive with the overall semiconductor industry and is appropriately aligned with the company's financial goals and targeted stockholder returns.

                                          COMPENSATION COMMITTEE

                                            PAUL C. SCHORR IV, Chairman
                                           RONALD W. SHELLY
                                           WILLIAM N. STOUT

EMPLOYMENT AGREEMENTS

     The company has entered into employment agreements, effective March 11, 2000, with each of Kirk P. Pond, Joseph R. Martin and Daniel E. Boxer. The respective agreements provide that Mr. Pond be employed as President and Chief Executive Officer, that Mr. Martin be employed as Executive Vice President and Chief Financial Officer and that Mr. Boxer be employed as Executive Vice President, Chief Administrative Officer and General Counsel. Each agreement has a three-year term. The agreements with Mr. Pond and Mr. Martin may be renewed for up to two additional one-year terms. Under the respective agreements, Mr. Pond's base salary is $660,000, Mr. Martin's base salary is $400,000 and Mr. Boxer's base salary is $370,000 or, in each case, such higher salary as the compensation committee determines. (Each executive, despite his employment agreement, agreed to reduce his salary by 10% as part of a cost-saving program implemented in 2001.) Mr. Pond's annual incentive target amount under the company's Executive Officer Incentive Plan is 90% of his base salary, Mr. Martin's target amount is 70% of his base salary and Mr. Boxer's target amount is 60% of his base salary (actual bonus amounts range from 0% to 200% of the target amount, depending on whether the company achieves or exceeds pre-established financial performance goals). The respective agreements provided for the option grants awarded under the 2000 Executive Stock Option Plan, which grants were cancelled on August 13, 2001 as described above. Each agreement further provides that, beginning in 2001, the executive may be considered for further competitive, incentive and compensation plan based compensation under broad-based compensation, option and benefit plans to ensure that the executive's long term incentives remain competitive.

     The agreements provide that if the executive retires after the initial three year term, he is entitled to health coverage for himself and his family until the later of his or his spouse's death. The agreements with Mr. Pond and Mr. Martin also provide that if the executive retires after the initial three-year term, he is entitled to life insurance coverage with a face value of $1.5 million on his life until his death. All of the agreements provide that, if the executive retires after the initial term of the agreement, all of his options granted under any company stock option plan will vest and he may continue to exercise such options for their full term. Each executive's retirement benefits are subject to his not violating the non-compete and confidentiality provisions in his employment agreement.

     Each agreement also provides that the executive cannot compete with the company during the term of the agreement and for a period following termination of employment equal to the greater of 12 months or the time remaining in the initial term of the agreement at the time of termination.

     Each agreement also provides for severance pay equal to three times (for Messrs. Pond and Martin) or two times (for Mr. Boxer) the executive's base salary and target annual bonus amount if the executive is terminated without cause by the company or resigns for "good reason" (as such terms are defined in the agreements) and, in such events, all of the executive's options under the company's option plans become fully exercisable for their remaining term. If a change in control of the company occurs, the executive is entitled to accelerated vesting of his options unless the change in control is initiated by the company and the executive remains employed in the same position after the change in control. The agreements with Mr. Pond and Mr. Martin also provide for tax restoration payments to the extent any of the cash or equity severance benefits are subject to an excise tax imposed under the Internal Revenue Code.

              CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     Court Square Capital Limited, an indirect wholly owned subsidiary of Citigroup Inc., and its affiliate together owned approximately 25.3% of Fairchild Semiconductor's outstanding capital stock as of December 30, 2001. Citigroup Venture Capital Equity Partners, also an indirect wholly owned subsidiary of Citigroup Inc., indirectly owned approximately 19.1% of the outstanding common stock of Intersil Holding Corporation as of December 31, 2001. On March 16, 2001, Fairchild Semiconductor acquired Intersil's discrete power products business for approximately $344.2 million in cash.

     Citigroup Venture Capital Equity Partners indirectly owns an interest in ChipPAC, Inc. Paul C. Schorr IV, who is employed by Citigroup Venture Capital Equity Partners, is a member of the Fairchild Semiconductor board of directors and the ChipPAC board of directors. Fairchild Semiconductor subcontracts a portion of its assembly and test manufacturing operations to ChipPAC.

     In connection with the company's acquisition of QT Optoelectronics, Inc. in May 2000, Stephen C. Sherman, President and Chief Executive Officer of that company, received a loan of $1,308,244 from QT Optoelectronics to fund federal and state income tax withholding obligations incurred as a result of his exercise of options to purchase QT Optoelectronics common stock immediately before the acquisition. As a result of the acquisition, QT Optoelectronics became an indirect wholly owned subsidiary of the company. Under its original terms, the loan bore interest at a 6.5% annual rate and was required to be repaid in full on or before November 28, 2001 or earlier if Mr. Sherman's employment were to have terminated for any reason other than his death or permanent disability. Following the reorganization of the company's optoelectronics group into the analog and mixed signal products group in 2001, and in connection with agreements with Mr. Sherman relating to his termination of employment as a result of the reorganization, the company agreed to cancel Mr. Sherman's loan and accrued interest effective in July 2002, provided that Mr. Sherman observes certain agreements with the company prior to that date. The company recorded compensation expense of $1,439,136 for 2001 in connection with the loan forgiveness.

     In connection with the company's employment in April 2000 of John M. Watkins, Jr., Senior Vice President and Chief Information Officer, the company made a loan of $359,000 to Mr. Watkins to fund federal and state income tax withholding obligations as a result of the grant to him of restricted stock. In April 2001, the company made an additional loan of $345,349 to Mr. Watkins to fund additional federal and state tax obligations. The loans bear interest at a 6.5% annual rate and must be repaid in full on or before April 3, 2002 or earlier if Mr. Watkins' employment terminates for any reason.

     In connection with the company's acquisition of the power device business of Samsung Electronics Co., Ltd. in April 1999, Citicorp Mezzanine Partners, L.P., the general partner of which was an affiliate of Citigroup Venture Capital Equity Partners, contributed $50.0 million in cash to the company in exchange for a

12.5% Subordinated Note Due 2008 and a warrant to purchase 3,538,228 shares of our common stock. The 12.5% Subordinated Note was repaid in full with proceeds of our initial public offering in August 1999, at which time the warrant became no longer exercisable.

     In connection with the recapitalization of the Fairchild Semiconductor business in March 1997, the then-existing stockholders of our company entered into a Stockholders' Agreement containing agreements relating to the capital stock and corporate governance of our company and our wholly owned subsidiary, Fairchild Semiconductor Corporation. Amendments to the Stockholders' Agreement in May 1998 resulted in the termination of some rights of the company to repurchase stock held by some executive officers. As a result, those executives incurred federal and state income tax liabilities in 1998. Fairchild Semiconductor Corporation made loans to the executive officers in June 1998 to enable them to fund such tax liabilities. The loans were in the following amounts: Kirk P. Pond -- $1,686,164; Joseph R. Martin -- $843,094; Daniel E. Boxer -- $347,060; and Keith Jackson -- $70,340. The loans bore interest at a 6% annual rate. The loans (including accrued but unpaid interest) were cancelled upon the company's initial public offering in August 1999, resulting in compensation income (including gross-ups for resulting income taxes paid by the company) to the executive officers as follows: Kirk P. Pond -- $2,812,885; Joseph R. Martin -- $1,406,446; Daniel E. Boxer -- $578,964; and Keith
Jackson -- $114,455. See "Summary Compensation Table" above.

                      STOCK OWNERSHIP BY 5% STOCKHOLDERS,
                    DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth stock ownership information for each stockholder known to the company to beneficially own 5% or more of our common stock, for each director, for each executive officer named in the Summary Compensation Table above and for all directors and executive officers (including those not named in the Summary Compensation Table) as a group. Figures are based on beneficial ownership and the number of shares outstanding as of December 30, 2001.

                                                                               % OF
                                                             NUMBER OF     COMMON STOCK
                                                               SHARES      OUTSTANDING
                                                             ----------    ------------
Court Square Capital Limited(1)............................  25,318,457        25.3%
  c/o Citigroup Venture Capital Equity Partners
  399 Park Avenue, 14th Floor
  New York, NY 10022
FMR Corp.(2)...............................................  13,433,466        13.4%
  82 Devonshire Street
  Boston, MA 02109
Kirk P. Pond(3)............................................   1,277,064         1.3%
Joseph R. Martin(3)........................................     990,980           *
Daniel E. Boxer(3).........................................     438,630           *
Keith Jackson(3)...........................................     322,500           *
John M. Watkins, Jr.(3)....................................      64,150           *
Stephen C. Sherman(3)......................................      60,672           *
Charles P. Carinalli(3)(4).................................          --           *
Richard M. Cashin, Jr.(3)..................................     893,531           *
Charles M. Clough(3).......................................      22,000           *
William T. Comfort III(3)(5)...............................     337,104           *
Paul C. Schorr IV(3)(5)....................................      67,321           *
Ronald W. Shelly(3)........................................      28,200           *
William N. Stout(3)........................................      48,146           *
All directors and executive officers as a group (20
  persons)(3)(5)...........................................   5,570,989         5.6%

---------------
  * Less than 1%

(1) Based on the stockholder's and affiliate's reports of beneficial ownership filed with the Securities and Exchange Commission through February 27, 2002. The company has filed a shelf registration statement with the Securities and Exchange Commission for the sale to the public of up to 9,575,000 shares of common stock held by Court Square Capital.

(2) Based on the stockholder's and affiliates' reports of beneficial ownership filed with the Securities and Exchange Commission through February 14, 2002.

(3) Shares reported include those underlying options to purchase common stock that were vested on December 30, 2001 or that are scheduled to vest within 60 days after that date.

(4) Mr. Carinalli became a director in February 2002.

(5) Does not include shares held by Court Square Capital Limited. Paul C. Schorr IV, one of the company's directors, is Managing Director of Citigroup Venture Capital Equity Partners, an affiliate of Court Square Capital. William T. Comfort III, another director, is a consultant to Citigroup Venture Capital Equity Partners. As a result of these affiliations, each of Messrs. Schorr and Comfort may be deemed to beneficially own the shares beneficially owned by Court Square Capital. Each of Messrs. Schorr and Comfort disclaims beneficial ownership of the shares held by Court Square Capital.

                         STOCKHOLDER RETURN PERFORMANCE

     The following graph compares the percentage change in cumulative total stockholder return on the company's common stock against the cumulative total return of the Standard & Poor's 500 Index and the Philadelphia Stock Exchange Semiconductor Index from August 4, 1999, the first day our common stock was traded on the New York Stock Exchange, to December 28, 2001, the last trading day in our fiscal year ended December 30, 2001. Cumulative total return to stockholders is measured by dividing (1) the sum of total dividends for the period (assuming dividend reinvestment) and the per-share price change for the period by (2) the share price at the beginning of the period. The graph assumes that investments of $100 were made on August 4, 1999 in our common stock and in each of the indexes.

[RETURN PERFORMANCE LINE GRAPH]

                                                                                                           PHILADELPHIA STOCK
                                                                                                         EXCHANGE SEMICONDUCTOR
                                                 FAIRCHILD SEMICONDUCTOR      STANDARD & POOR'S 500               INDEX
                                                 -----------------------      ---------------------      ----------------------
Aug. 4, 1999                                             100.00                      100.00                      100.00
Dec. 23, 1999                                            141.89                      110.30                      141.48
Dec. 29, 2000                                             78.05                       99.86                      117.21
Dec. 28, 2001                                            148.65                       87.81                      110.85

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own 10% or more of the company's Class A Common Stock, to file reports of ownership and changes in ownership of the Class A Common Stock and other equity securities of the company with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and 10% stockholders are required by SEC regulations to furnish the company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by the company, we believe that all officers, directors and 10% stockholders have complied with all applicable Section 16(a) filing requirements, except that one report of a sale of stock by Ernesto J. D'Escoubet, an executive officer, was inadvertently filed after the applicable filing deadline.

                          INDEPENDENT PUBLIC AUDITORS

     Since 1997, the company has retained KPMG LLP as its independent auditors and it intends to retain KPMG for the current year ending December 29, 2002. Representatives of KPMG are expected to be present at the annual meeting of stockholders, where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to Fairchild Semiconductor by KPMG during the year ended December 30, 2001:

          Audit Fees: Audit fees paid by the company to KPMG in connection with KPMG's review and audit of the company's annual financial statements for the year ended December 30, 2001 and KPMG's review of the company's interim financial statements included in its quarterly reports on Forms 10-Q during that year totaled approximately $728,810.

          Audit-Related Services: Assurance and related services traditionally performed by auditors or which only the company's auditor could provide (such as "cold comfort" letters and consents in connection with the company's filings with the SEC) for the year ended December 30, 2001 totaled approximately $290,988.

          Financial Information Systems Design and Implementation
     Fees: Fairchild Semiconductor did not engage KPMG to provide advice to the company regarding financial information systems design and implementation during the year ended December 30, 2001.

          All Other Fees: Fees billed by KPMG during the year ended December 30, 2001 for all other non-audit services totaled approximately $475,660.

                           2003 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2003, the proposal must be received by the company in writing on or before November 25, 2002, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission and the laws of the State of Delaware. Stockholder proposals may be mailed to

               Corporate Secretary
               Fairchild Semiconductor International, Inc.
               82 Running Hill Road
               South Portland, ME 04106

     In addition, our bylaws require that any stockholder wishing to make a nomination for director, or wishing to introduce a proposal or other business, at the 2003 annual meeting of stockholders must give the company at least 60 days advance written notice, and that notice must meet certain requirements set forth in the bylaws. Stockholders may request a copy of the bylaws from the corporate secretary by writing to the above address.

                                                                      1897-PS-02

                                ----------------
                                   FAIRCHILD
                                ----------------
                                SEMICONDUCTOR(R)


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                   [VERSION-(1)] [03/08/02] [ORIG. 03/08/02]

                                  DETACH HERE                          ZFCS12



                                     PROXY

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                82 RUNNING HILL ROAD, SOUTH PORTLAND, ME 04106

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 2002

     The undersigned hereby appoints KIRK P. POND and DANIEL E. BOXER, or either of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Class A Common Stock of Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Company's executive offices, 82 Running Hill Road, South Portland, Maine, on Wednesday, May 8, 2002, at 9:30 a.m., local time, or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the notice of annual meeting of stockholders and proxy statement, dated March 25, 2002, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

     The nominees for election as directors are (01) Kirk P. Pond, (02) Joseph
R. Martin, (03) Charles Carinalli, (04) Richard M. Cashin, Jr., (05) Charles M. Clough, (06) William T. Comfort III, (07) Paul C. Schorr IV, (08) Ronald W. Shelly, and (09) William N. Stout.

   PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING
                                   ENVELOPE.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
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
FAIRCHILD SEMICONDUCTOR
INTERNATIONAL, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940





   [1897-FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.] [FILE NAME: ZFCS12.ELX]
                   [VERSION-(1)] [03/08/02] [ORIG. 03/08/02]

                                DETACH HERE                            ZFCS11


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

1. Election of Directors
   NOMINEES:   (01) Kirk P. Pond, (02) Joseph R. Martin, (03) Charles Carinalli,
               (04) Richard M. Cashin, Jr., (05) Charles M. Clough,
               (06) William T. Comfort III, (07) Paul C. Schorr IV, (08) Ronald
               W. Shelly, (09) William N. Stout.

               FOR ALL NOMINEES            WITHHELD FROM ALL NOMINEES
                     [ ]                              [ ]

     [ ] ______________________________________________
         Withhold vote from the nominees that I/We have written on the above line or xxxxxxx votes as I/We have xxxxxxxxx on the above line


                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                             MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             Please sign exactly as your name appears, when shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: _____________ Date: __________ Signature: _______________ Date: _____